                                                          EXHIBIT 23

                   INDEPENDENT AUDITORS' CONSENT

    We consent to the incorporation by reference in Registration Statements Nos. 333-34561, 333-34587, 333-34589, 333-34591,
333-34593, 333-34683, 333-35689, 333-47911, 333-51081, 333-74463,
333-74465, 333-32112, and 333-39972 of Solutia Inc. on Form S-8 and
Registration Statement No. 333-75812 of Solutia Inc. on Form S-3 of our opinion dated March 4, 2002, appearing in this Annual Report on Form 10-K of Solutia Inc. for the year ended December 31, 2001.

/s/  DELOITTE & TOUCHE LLP

DELOITTE & TOUCHE LLP

Saint Louis, Missouri
March 4, 2002



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

                                                                                                                  SCHEDULE II


                                                         SOLUTIA INC.

                                               VALUATION AND QUALIFYING ACCOUNTS
                                     FOR THE YEARS ENDED DECEMBER 31, 2001, 2000 AND 1999

                                                     (DOLLARS IN MILLIONS)


                         COLUMN A                               COLUMN B            COLUMN C            COLUMN D      COLUMN E
                         --------                               --------            --------            --------      --------
                                                                                   Additions
                                                                             ----------------------
                                                                                (1)          (2)
                                                               Balance at    Charged to    Charged                   Balance at
                                                               beginning     costs and     to other                     end
                        Description                             of year       expenses     accounts    Deductions    of period
                        -----------                            ----------    ----------    --------    ----------    ----------
YEAR ENDED DECEMBER 31, 2001
    Valuation accounts for doubtful receivables............        $12          $11          $ 1          $ 2           $22
    Restructuring reserves.................................         65            9           --           68             6

YEAR ENDED DECEMBER 31, 2000
    Valuation accounts for doubtful receivables............        $12          $11          $--          $11           $12
    Restructuring reserves.................................         20           61           11           27            65

YEAR ENDED DECEMBER 31, 1999
    Valuation accounts for doubtful receivables............        $ 8          $--          $ 7          $ 3           $12
    Restructuring reserves.................................         55           28           --           63            20



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